UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2013

Ryerson Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-189642	36-3425828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

227 West Monroe, 27th Floor, Chicago, IL 60606

(Address of principal executive offices and zip code)

(312) 292-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 10, 2013, Ryerson Inc. (the “Company”) announced that it completed an offer (the “Exchange Offer”) to exchange up to $600,000,000 in aggregate principal amount of the 9% Senior Secured Notes due 2017 (the “Initial 2017 Notes”) and up to $300,000,000 in aggregate principal amount of the 11 1⁄4% Senior Notes due 2018 (the “Initial 2018 Notes” and, together with the Initial 2017 Notes, the “Initial Notes”), that were issued by the Company and Joseph T. Ryerson & Son, Inc. (“JT Ryerson”) on October 10, 2012, for an equal principal amount of 9% Senior Secured Notes due 2017 and 11 1⁄4% Senior Notes due 2018 that have been registered under the Securities Act of 1933, as amended. The Exchange Offer expired at 5:00 p.m., New York City time, on September 9, 2013.

A total of $600,000,000 aggregate principal amount of the Initial 2017 Notes and $300,000,000 aggregate principal amount of the Initial 2018 Notes were validly tendered and accepted for exchange by the Company and JT Ryerson. The Initial Notes that were validly tendered and accepted for exchange by the Company and JT Ryerson constitute 100% of the outstanding aggregate principal amount of the Initial 2017 Notes and 100% of the outstanding aggregate principal amount of the Initial 2018 Notes. As a result of completing the Exchange Offer, the Company and JT Ryerson have satisfied their obligations under the registration rights agreements covering the Initial Notes.

A copy of the press release announcing the completion of the Exchange Offer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

d) Exhibits

The following exhibit is being filed with this Current Report on Form 8-K:

99.1	Press Release dated September 10, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2013

RYERSON INC.

By:	/s/ Edward J. Lehner
Name:	Edward J. Lehner
Title:	Chief Financial Officer and Executive Vice President

Exhibit Index

99.1	Press Release dated September 10, 2013